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Exhibit 12

                          MARRIOTT INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ($ in millions, except ratio)

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
                                                             Twenty-four
                                                             weeks ended
                                                            June 14, 2002
                                                            -------------

Income/(loss) before income taxes                               $254
Loss/(income) related to equity method investees                   2
                                                              ------
                                                                 256
Add/(deduct):
     Fixed charges                                                95
     Interest capitalized                                        (23)
     Distributed income of equity method investees                 8
                                                              ------

Earnings available for fixed charges                            $336
                                                              ======
Fixed charges:

     Interest expensed and capitalized (1)                      $ 63
     Estimate of the interest within rent expense                 32
                                                              ------

Total fixed charges                                             $ 95
                                                              ======

Ratio of earnings to fixed charges                               3.5

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(1) "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.